SiriusPoint Announces Fourth Quarter and Full Year 2021 Earnings Results

HAMILTON, Bermuda, February 24, 2022 - SiriusPoint Ltd. (“SiriusPoint” or the “Company”) (NYSE:SPNT) today announced results for its fourth quarter ended December 31, 2021.

Fourth Quarter 2021 Highlights
•Net loss of $140 million, or $0.88 per diluted common share
•Tangible diluted book value per share decreased $0.80, or 5.7%, from the third quarter of 2021 to $13.27
•Core loss of $7 million, which includes underwriting income of $35 million and Core combined ratio of 93.6%, offset by a Core net services loss of $41 million
•Core catastrophe losses were $24 million or 5 percentage points on the Core combined ratio
•Annualized return on average common equity of (23.7)%
•Net investment loss of $151 million, including (7.5)% return from our investment in the TP Enhanced Fund
Full Year 2021 Highlights
•Net income of $45 million, or $0.27 per diluted common share
•Tangible diluted book value per share decreased $3.44, or 20.6%, from December 31, 2020 to $13.27
•Core loss of $163 million, which includes an underwriting loss of $174 million and Core combined ratio of 110.0%, partially offset by Core net services income of $11 million
•Core catastrophe losses were $326 million or 19 percentage points on the Core combined ratio
•Return on average common equity of 2.3%
•Net investment income of $313 million, including 27.9% return from our investment in the TP Enhanced Fund
Sid Sankaran, Chairman and Chief Executive Officer, SiriusPoint, said: “In 2021 we made significant progress in dramatically reshaping our company. Our strategy is focused on a comprehensive re-underwriting of the property and casualty reinsurance portfolio, building value in a newly formed Insurance & Services segment, including our robust and growing MGA platform, and repositioning our capital allocation within our investment portfolio. We believe these actions will reduce our volatility profile and build long-term, differentiated, and sustainable value.
Our underwriting results for the year reflect a historical overexposure to Cat risk and legacy hedge fund re equity exposure. They are not in line with our expectations, but I am pleased with the significant progress we have made towards re-engineering our business. We have cut our Cat exposure dramatically, reallocated capital to more attractive opportunities, and reduced our risk profile. As a result of these changes, we now have a smaller global property book, an improving and differentiated global specialty and casualty business, and a continuing mix shift from reinsurance to insurance.
We enjoyed superior returns from our investment portfolio in the first three quarters of the year. The fourth quarter results reflected poor performance in the broader equity markets, during which we completed a planned reallocation of $450 million from hedge fund exposure to cash and fixed income investments, with an additional $100 million reallocation in Q1 2022. We have amended the investment management agreement with Third Point LLC to facilitate the transformation of our investment portfolio from equity to fixed income that is in line with our risk appetite and the strategic direction of the company. Our plan is to reduce capital intensity and volatility on the asset side. This frees up capital to support the growth of our Insurance & Services business.
Going into 2022, our focus remains on pursuing profitable and sustainable growth, and continuing to shift our business mix as we execute our Insurance & Services strategy. We have financial strength, a flexible underwriting and operating platform, a strong entrepreneurial culture, and a disciplined growth mindset. I am full of enthusiasm for the year ahead.”

Key Financial Metrics
The following table shows certain key financial metrics for the three and twelve months ended December 31, 2021 and 2020:

	Three months ended		Twelve months ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	($ in millions, except for per share data and ratios)
Core underwriting income (loss) (1)	$34.7	$(44.8)	$(173.6)	$(68.7)
Core net services income (loss) (1)	$(41.3)	$0.3	$11.0	$0.4
Core loss (1)	$(6.6)	$(44.5)	$(162.6)	$(68.3)
Core combined ratio (1)	93.6%	128.2%	110.0%	111.9%
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	(23.7)%	35.9%	2.3%	9.6%
Basic book value per share (1)	$14.46	$16.88	$14.46	$16.88
Tangible basic book value per share (1)	$13.38	$16.88	$13.38	$16.88
Diluted book value per share (1) (2)	$14.33	$16.71	$14.33	$16.71
Tangible diluted book value per share (1)	$13.27	$16.71	$13.27	$16.71
(1)Core underwriting income (loss), Core net services income (loss), Core loss and Core combined ratio are non-GAAP financial measures. See definitions in “Non-GAAP Financial Measures” and reconciliations in “Segment Reporting”. Basic book value per share, tangible basic book value per share, diluted book value per share and tangible diluted book value per share are non-GAAP financial measures. See definitions and reconciliations in “Non-GAAP Financial Measures”.
(2)In the year ended December 31, 2021, we changed the method for calculating the dilutive effect of restricted shares, restricted share units and options to calculate the dilutive impact in a manner similar to how dilution is calculated using the treasury stock method for earnings per share. All prior periods presented have been revised to conform to this new presentation. See “Non-GAAP Financial Measures” for additional information.
Fourth Quarter 2021 Summary
Reportable Segments
As a result of the acquisition of Sirius Group and the subsequent changes in strategy and new executive management team, SiriusPoint reports on two operating segments effective as of the fourth quarter of 2021: Reinsurance and Insurance & Services. Previously, we managed our business in four reportable segments: Specialty, Accident & Health (“A&H”), Property, and Runoff & Other. This change better reflects the management structure of SiriusPoint, provides greater transparency into the growing contribution from our managing general agents (“MGAs”) and other strategic partnerships, and reflects our decision to exit the runoff business. Where applicable, all prior periods presented have been revised to conform to this new presentation.
Core Results
Collectively, the sum of our two segments, Reinsurance and Insurance & Services, constitute our "Core" results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. See reconciliations in “Segment Reporting”. We believe it is important to review Core results as it better reflects how management views the business and reflects our decision to exit the runoff business. The sum of Core results and Corporate results are equal to the consolidated results of operations.
Effective January 1, 2021, the Company changed its accounting policy for assumed written premiums. Previously, the Company estimated ultimate premium written for the entire contract period and recorded this estimate at inception of the contract. The Company changed its accounting policy to recognize premiums written ratably over the term of the related policy or reinsurance treaty. The change in accounting policy had no impact on the previously reported net income (loss) or shareholders’ equity attributable to SiriusPoint common shareholders. Prior period segment results have been revised to conform to the current period presentation.
Three months ended December 31, 2021 and 2020
Core results for the three months ended December 31, 2021 were a loss of $6.6 million, compared to a loss of $44.5 million for the three months ended December 31, 2020. The loss for the three months ended December 31, 2021 consists of underwriting income of $34.7 million (93.6% combined ratio) and a net services loss of $41.3 million, compared to an underwriting loss of $44.8 million (128.2% combined ratio) and net services income of $0.3 million for the three months ended December 31, 2020. The change in results was primarily driven by moderate catastrophe loss activity in the fourth quarter and favorable prior year loss development, partially offset by net investment losses from our strategic investments valued at fair value.
Catastrophe losses, net of reinsurance and reinstatement premiums, for the three months ended December 31, 2021 were $24.1 million, or 4.5 percentage points on the combined ratio, primarily related to the December tornadoes and other fourth quarter catastrophes. Catastrophe losses, net of reinsurance and reinstatement premiums, for the three months ended December 31, 2020 were $7.0 million, or 4.4 percentage points on the combined ratio, primarily related to Hurricane Delta and Hurricane Zeta.
Year ended December 31, 2021 and 2020
Core results for the year ended December 31, 2021 were a loss of $162.6 million for the year ended December 31, 2021, compared to a loss of $68.3 million for the year ended December 31, 2020. The loss for the year ended December 31, 2021 consists of an underwriting loss of $173.6 million (110.0% combined ratio) and net services income of $11.0 million, compared to an underwriting loss of $68.7 million (111.9% combined ratio) and net services income of $0.4 million for the year ended December 31, 2020. The change in results was primarily driven by catastrophe losses from the European floods and Hurricane Ida and a change in mix of business as a result of the acquisition of Sirius Group, partially offset by net favorable prior year loss reserve development.
Catastrophe losses, net of reinsurance and reinstatement premiums, for the year ended December 31, 2021 were $326.0 million, or 18.8 percentage points on the combined ratio, including $133 million for the European floods and $97 million for Hurricane Ida, based on our ground-up assessment of client exposed business to each event and a top-down estimate, based on industry loss for each event and an estimate of our market share, and other 2021 catastrophe events. Catastrophe losses, net of reinsurance and reinstatement premiums, for the year ended December 31, 2020 were $36.6 million, or 6.3 percentage points on the combined ratio, related to Hurricane Laura and other 2020 catastrophe events.
Reinsurance Segment
Three months ended December 31, 2021 and 2020
Reinsurance generated segment income of $30.9 million (91.2% combined ratio) for the three months ended December 31, 2021, compared to a segment loss of $46.0 million (129.4% combined ratio) for the three months ended December 31, 2020. The change in segment results was primarily driven by moderate catastrophe loss activity in the fourth quarter, a change in the mix of business as a result of the acquisition of Sirius Group and favorable prior year loss development of $11.9 million. The three months ended December 31, 2020 included net adverse prior year loss reserve development of $40.4 million as a result of increased casualty reserves in response to accumulated loss experience and cedent reserving increases.
Reinsurance gross premiums written were $418.8 million for the three months ended December 31, 2021, an increase of $275.3 million compared to the three months ended December 31, 2020, primarily driven by an increase in premiums of $305.4 million as a result of new premiums from the legacy Sirius Group companies.
Year ended December 31, 2021 and 2020
Reinsurance generated a segment loss of $196.6 million (116.3% combined ratio) for the year ended December 31, 2021, compared to a segment loss of $68.3 million (111.9% combined ratio) for the year ended December 31, 2020. The change in segment results was primarily driven by increased catastrophe losses from the European floods and Hurricane Ida, partially offset by favorable prior year loss development of $18.6 million.
Reinsurance gross premiums written were $1,350.4 million for the year ended December 31, 2021, an increase of $816.3 million compared to the year ended December 31, 2020, primarily driven by an increase in premiums of $928.7 million as a result of new premiums from the legacy Sirius Group companies from the date of acquisition. Excluding the premiums from the Sirius Group legacy companies, the decrease in gross premiums written was due to a reduction in property catastrophe excess reinsurance premiums to reduce catastrophic risk exposures in anticipation of the Sirius Group acquisition.
Insurance & Services Segment
Three months ended December 31, 2021 and 2020
Insurance & Services generated a segment loss of $37.5 million for the three months ended December 31, 2021, compared to segment income of $1.5 million for the three months ended December 31, 2020. The segment loss for the three months ended December 31, 2021 consists of underwriting income of $3.8 million (98.0% combined ratio) and a net services loss of $41.3 million, compared to underwriting income of $1.2 million (55.5% combined ratio) and net services income of $0.3 million for the three months ended December 31, 2020. The change in underwriting results was primarily driven by a change in mix of business from the growth in our strategic partnerships, and the net services loss was driven by investment losses from our strategic investments valued at fair value.
Insurance & Services gross premiums written were $269.9 million for the three months ended December 31, 2021, an increase of $249.0 million compared to the three months ended December 31, 2020, primarily driven by an increase in premiums of $168.2 million as a result of new premiums from the legacy Sirius Group companies and due to an increase in premiums written from our new MGA partnerships, in which we invest capital and expertise.
Year ended December 31, 2021 and 2020
Insurance & Services generated segment income of $34.0 million for the year ended December 31, 2021, compared to segment income of $nil for the year ended December 31, 2020. The segment income for the year ended December 31, 2021 consists of underwriting income of $23.3 million (95.5% combined ratio) and net services income of $10.7 million, compared to a underwriting loss of $0.4 million (105.6% combined ratio) and net services income of $0.4 million for the year ended December 31, 2020. The change in underwriting results was primarily driven by underwriting and net services income from the legacy Sirius Group companies from the date of acquisition and favorable prior year loss development of $13.5 million. The Accident & Health line continues to benefit from favorable loss ratio trends in its healthcare products due to the recognition of lower healthcare utilization rates that we attribute to the COVID-19 pandemic.
Insurance & Services gross premiums written were $897.9 million for the year ended December 31, 2021, an increase of $872.4 million compared to the year ended December 31, 2020, primarily driven by an increase in premiums of $620.8 million as a result of new premiums from the legacy Sirius Group companies from the date of acquisition, and due to an increase in premium written from our new MGA partnerships.
Investments
Total realized and unrealized investment gains (losses) and net investment income (loss) was $(151.2) million for the three months ended December 31, 2021, compared to $204.8 million for the three months ended December 31, 2020.
Investment results for the three months ended December 31, 2021 were primarily due to a net investment loss of $100.4 million from our investment in the TP Enhanced Fund, corresponding to a (7.5)% return. The return was primarily attributable to long event/fundamental equities, led by financials, and in particular fintech positions. In addition, we also recognized $38.2 million of losses on alternative investments within our other long term investment portfolio.
Investment results for the three months ended December 31, 2020 were primarily attributable to net investment income of $186.6 million from our investment in the TP Enhanced Fund, corresponding to a 21.5% return.
For the year ended December 31, 2021, net investment income from the TP Enhanced Fund totaled $298.5 million, corresponding to a 27.9% return. The return was primarily attributable to long event/fundamental equities, in particular from private positions that executed well-received initial public offerings.
Loss Portfolio Transfer with the Compre Group
On October 29, 2021, we closed a loss portfolio transfer transaction (“LPT”) with Pallas Reinsurance Company Ltd., a subsidiary of the Compre Group, an insurance and reinsurance legacy specialist. The LPT covers $362 million of our loss reserves for the subject business, including much of the legacy Sirius Group runoff portfolio, including asbestos and environmental lines, for a premium of $381 million. We recognized a net Corporate charge of $23 million, including $4 million of federal excise tax expense, in the fourth quarter of 2021 related to this transaction.
Our transaction with the Compre Group underscores the ongoing transformation of SiriusPoint, our focus on optimizing capital allocation and rebalancing towards insurance and higher margin and growth lines, and provides further certainty on SiriusPoint’s reserve position. Following the completion of the LPT, our net loss reserves from Runoff business were reduced by 48%. This transaction transfers the risk of the subject reserves developing adversely to Compre Group in exchange for the premium payment, and reduces statutory and rating agency capital charges on the subject reserves.
Acquisition of Sirius Group
Results for the three months ended March 31, 2021 were revised due to an increase in the total identifiable net assets acquired as part of the Sirius Group acquisition. This resulted in an additional bargain gain of $37.5 million recognized in other revenues in full year 2021 results. Net income available to SiriusPoint common shareholders increased by a corresponding amount; however, there was no impact on total shareholders’ equity as the offsetting entry was recognized in additional paid-in capital. There was no impact from this adjustment to underwriting results, segments results or key performance indicators, including book value per share metrics, except for return on average common shareholders’ equity attributable to SiriusPoint common shareholders.
Conference Call Details
The Company will hold a conference call to discuss its fourth quarter 2021 results at 8:30 a.m. Eastern Time on February 25, 2022. The call will be webcast live over the Internet from the Company’s website at www.siriuspt.com under the “Investor Relations” section. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call will also be available by dialing 1-877-451-6152 (domestic) or 1-201-389-0879 (international). Participants should ask for the SiriusPoint Ltd. fourth quarter 2021 earnings call.
A replay of the live conference call will be available approximately two hours after the call. The replay will be available on the Company’s website at www.siriuspt.com under the “Investor Relations” section.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding optimizing capital allocation, rebalancing towards Insurance & Services and reducing our risk profile, creating a sustainable long-term franchise and future profitability. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: our ability to execute on our strategic transformation, including changing the mix of business between insurance and reinsurance; the impact of the novel coronavirus (“COVID-19”) pandemic or other unpredictable catastrophic events including uncertainties with respect to current and future COVID-19 losses across many classes of insurance business and the amount of insurance losses that may ultimately be ceded to the reinsurance market, supply chain issues, labor shortages and related increased costs, changing interest rates, equity market volatility and ongoing business and financial market impacts of COVID-19; the costs, expenses and difficulties of the integration of the operations of Sirius International Insurance Group, Ltd. (“Sirius Group”); fluctuations in our results of operations; a downgrade or withdrawal of our financial ratings; inadequacy of loss and loss adjustment expense reserves, the lack of availability of capital, and periods characterized by excess underwriting capacity and unfavorable premium rates; the performance of financial markets, impact of inflation, and foreign currency fluctuations; legal restrictions on certain of SiriusPoint’s insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to SiriusPoint; our ability to compete successfully in the (re)insurance market and the effect of consolidation in the (re)insurance industry; technology breaches or failures, including those resulting from a malicious cyber-attack on us, our business partners or service providers; the effects of global climate change, including increased severity and frequency of weather-related natural disasters and catastrophes and increased coastal flooding in many geographic areas; our ability to retain key employees and the effects of potential labor disruptions due to COVID-19 or otherwise; the outcome of legal and regulatory proceedings, regulatory constraints on our business, including legal restrictions on certain of our insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to us, and losses from unfavorable outcomes from litigation and other legal proceedings; reduced returns or losses in SiriusPoint’s investment portfolio; our concentrated exposure in funds and accounts managed by Third Point LLC, our lack of control over Third Point LLC, our limited ability to withdraw our capital accounts and conflicts of interest among various members of Third Point Advisors LLC, TP Enhanced Fund, Third Point LLC and us; our potential exposure to U.S. federal income and withholding taxes and our significant deferred tax assets, which could become devalued if we do not generate future taxable income or applicable corporate tax rates are reduced; future strategic transactions such as acquisitions, dispositions, investments, mergers or joint ventures; and other risks and factors listed in the Company's most recent Annual Report on Form 10-K and subsequent periodic and current disclosures filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information or otherwise.

Non-GAAP Financial Measures and Other Financial Metrics
In presenting SiriusPoint’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). SiriusPoint’s management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of SiriusPoint’s financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. Core underwriting income, Core net services income, Core income, and Core combined ratio are non-GAAP financial measures. Management believes it is important to review Core results as it better reflects how management views the business and reflects the Company’s decision to exit the runoff business. Basic book value per share, tangible basic book value per share, diluted book value per share and tangible diluted book value per share are also non-GAAP financial measures. SiriusPoint’s management believes that long-term growth in book value per share is an important measure of the Company’s financial performance because it allows management and investors to track over time the value created by the retention of earnings. In addition, SiriusPoint’s management believes this metric is useful to investors because it provides a basis for comparison with other companies in the industry that also report a similar measure. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.
About the Company
SiriusPoint is a global insurer and reinsurer providing solutions to clients and brokers in almost 150 countries. Bermuda-headquartered with offices in New York, London, Stockholm and other locations around the world, we are listed on the New York Stock Exchange (SPNT). We have licenses to write Property & Casualty and Accident & Health insurance and reinsurance globally. Our offering and distribution capabilities are strengthened by a portfolio of strategic partnerships with Managing General Agents and technology driven insurance services companies within our Insurance & Services division. With over $3 billion total capital, SiriusPoint’s operating companies have a financial strength rating of A- (Excellent) from AM Best, S&P and Fitch. For more information please visit www.siriuspt.com.
Contacts
Investor Relations
Clare Kerrigan - Corporate Communications and Investor Relations
clare.kerrigan@siriuspt.com
+1 441 542-3333

SIRIUSPOINT LTD.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2021 and December 31, 2020
(expressed in millions of U.S. dollars, except per share and share amounts)

	December 31, 2021	December 31, 2020
Assets
Investments in related party investment funds, at fair value (cost - $441.9; 2020 - $891.9)	$909.6	$1,055.6
Debt securities, trading, at fair value (cost - $2,099.3; 2020 - $91.4)	2,085.6	101.3
Short-term investments, at fair value (cost - $1,076.0; 2020 - N/A)	1,075.8	—
Equity securities, trading, at fair value (cost - $4.5; 2020 - N/A)	2.8	—
Other long-term investments, at fair value (cost - $443.0; 2020 - $4.0) (includes related party investments at fair value of $258.2 (2020 - $4.0))	456.1	4.0
Total investments	4,529.9	1,160.9
Cash and cash equivalents	999.8	526.0
Restricted cash and cash equivalents	948.6	1,187.9
Redemption receivable from related party investment fund	250.0	—
Due from brokers	15.9	94.9
Interest and dividends receivable	8.3	0.9
Insurance and reinsurance balances receivable, net	1,708.2	441.9
Deferred acquisition costs and value of business acquired, net	218.8	68.6
Unearned premiums ceded	242.8	20.5
Loss and loss adjustment expenses recoverable, net	1,215.3	14.4
Deferred tax asset	182.0	0.4
Intangible assets	171.9	—
Other assets	126.8	18.8
Total assets	$10,618.3	$3,535.2
Liabilities
Loss and loss adjustment expense reserves	$4,841.4	$1,310.1
Unearned premium reserves	1,198.4	284.8
Reinsurance balances payable	688.3	78.1
Deposit liabilities	150.7	153.0
Securities sold, not yet purchased, at fair value	—	12.0
Due to brokers	6.5	—
Accounts payable, accrued expenses and other liabilities	229.8	17.6
Deferred tax liability	95.4	—
Liability-classified capital instruments	87.8	—
Debt	816.7	114.3
Total liabilities	8,115.0	1,969.9
Commitments and contingent liabilities
Shareholders’ equity
Series B preference shares (par value $0.10; authorized and issued: 8,000,000)	200.0	—
Common shares (issued and outstanding: 161,929,777; 2020 - 95,582,733)	16.2	9.6
Additional paid-in capital	1,622.7	933.9
Retained earnings	665.0	620.4
Accumulated other comprehensive loss	(0.2)	—
Shareholders’ equity attributable to SiriusPoint shareholders	2,503.7	1,563.9
Noncontrolling interests	(0.4)	1.4
Total shareholders’ equity	2,503.3	1,565.3
Total liabilities, noncontrolling interests and shareholders’ equity	$10,618.3	$3,535.2

SIRIUSPOINT LTD.
CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
For the three and twelve months ended December 31, 2021 and 2020
(expressed in millions of U.S. dollars, except per share and share amounts)

	Three months ended		Twelve months ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenues
Net premiums earned	$519.9	$181.9	$1,717.0	$610.8
Net realized and unrealized investment gains (losses)	(60.6)	14.7	(16.9)	69.2
Net realized and unrealized investment gains (losses) from related party investment funds	(97.2)	186.6	304.0	195.0
Other net investment income	6.6	3.5	25.4	14.7
Total realized and unrealized investment gains (losses) and net investment income (loss)	(151.2)	204.8	312.5	278.9
Other revenues	29.3	—	151.2	—
Total revenues	398.0	386.7	2,180.7	889.7
Expenses
Loss and loss adjustment expenses incurred, net	351.4	177.9	1,326.5	465.3
Acquisition costs, net	106.3	39.3	387.8	187.1
Other underwriting expenses	38.2	9.0	158.8	30.1
Net corporate and other expenses	72.1	11.6	266.6	41.9
Intangible asset amortization	1.8	—	5.9	—
Interest expense	9.6	2.1	34.0	8.2
Foreign exchange (gains) losses	(27.5)	8.3	(44.0)	5.2
Total expenses	551.9	248.2	2,135.6	737.8
Income (loss) before income tax (expense) benefit	(153.9)	138.5	45.1	151.9
Income tax (expense) benefit	17.1	(3.7)	10.7	(8.1)
Net income (loss)	(136.8)	134.8	55.8	143.8
Net (income) loss attributable to noncontrolling interests	0.5	(0.4)	2.3	(0.3)
Net income (loss) available to SiriusPoint	(136.3)	134.4	58.1	143.5
Dividends on Series B preference shares	(4.0)	—	(13.5)	—
Net income (loss) available to SiriusPoint common shareholders	$(140.3)	$134.4	$44.6	$143.5
Earnings (loss) per share available to SiriusPoint common shareholders
Basic earnings (loss) per share available to SiriusPoint common shareholders	$(0.88)	$1.43	$0.28	$1.54
Diluted earnings (loss) per share available to SiriusPoint common shareholders	$(0.88)	$1.43	$0.27	$1.53
Weighted average number of common shares used in the determination of earnings (loss) per share
Basic	159,268,777	92,638,978	148,667,770	92,510,090
Diluted	159,268,777	93,165,559	150,156,466	92,957,799

SIRIUSPOINT LTD.
SEGMENT REPORTING

	For the three months ended December 31, 2021
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$418.8	$269.9	$688.7	$—	$2.1	$—	$690.8
Net premiums written	351.1	184.3	535.4	—	(24.5)	—	510.9
Net premiums earned	348.1	188.1	536.2	—	(16.3)	—	519.9
Loss and loss adjustment expenses incurred, net	215.7	122.0	337.7	(0.9)	14.6	—	351.4
Acquisition costs, net	78.6	52.1	130.7	(25.1)	0.7	—	106.3
Other underwriting expenses	22.9	10.2	33.1	—	5.1	—	38.2
Underwriting income (loss)	30.9	3.8	34.7	26.0	(36.7)	—	24.0
Services revenue	—	43.8	43.8	(30.0)	—	(13.8)	—
Services expenses	—	39.5	39.5	—	—	(39.5)	—
Net services fee income	—	4.3	4.3	(30.0)	—	25.7	—
Services noncontrolling loss	—	0.5	0.5	—	—	(0.5)	—
Net investment gains (losses) from strategic investments at fair value	—	(46.1)	(46.1)	—	—	46.1	—
Net services loss	—	(41.3)	(41.3)	(30.0)	—	71.3	—
Segment income (loss)	30.9	(37.5)	(6.6)	(4.0)	(36.7)	71.3	24.0
Net realized and unrealized investment losses					(14.5)	(46.1)	(60.6)
Net realized and unrealized investment losses from related party investment funds					(97.2)	—	(97.2)
Other net investment income					6.6	—	6.6
Other revenues					15.5	13.8	29.3
Net corporate and other expenses					(32.6)	(39.5)	(72.1)
Intangible asset amortization					(1.8)	—	(1.8)
Interest expense					(9.6)	—	(9.6)
Foreign exchange gains					27.5	—	27.5
Income (loss) before income tax benefit	$30.9	$(37.5)	(6.6)	(4.0)	(142.8)	(0.5)	(153.9)
Income tax benefit			—	—	17.1	—	17.1
Net loss			(6.6)	(4.0)	(125.7)	(0.5)	(136.8)
Net loss attributable to noncontrolling interest			—	—	—	0.5	0.5
Net loss attributable to SiriusPoint			$(6.6)	$(4.0)	$(125.7)	$—	$(136.3)

Underwriting Ratios: (1)
Loss ratio	62.0%	64.9%	63.0%				67.6%
Acquisition cost ratio	22.6%	27.7%	24.4%				20.4%
Other underwriting expenses ratio	6.6%	5.4%	6.2%				7.3%
Combined ratio	91.2%	98.0%	93.6%				95.3%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	For the three months ended December 31, 2020
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$143.5	$20.9	$164.4	$—	$26.0	$—	$190.4
Net premiums written	135.8	11.4	147.2	—	26.0	—	173.2
Net premiums earned	155.9	2.7	158.6	—	23.3	—	181.9
Loss and loss adjustment expenses incurred, net	158.3	0.8	159.1	—	18.8	—	177.9
Acquisition costs, net	36.7	0.6	37.3	(0.1)	2.1	—	39.3
Other underwriting expenses	6.9	0.1	7.0	—	2.0	—	9.0
Underwriting income (loss)	(46.0)	1.2	(44.8)	0.1	0.4	—	(44.3)
Services revenue	—	1.7	1.7	(1.7)	—	—	—
Services expenses	—	1.0	1.0	—	—	(1.0)	—
Net services fee income	—	0.7	0.7	(1.7)	—	1.0	—
Services noncontrolling income	—	(0.4)	(0.4)	—	—	0.4	—
Net services income	—	0.3	0.3	(1.7)	—	1.4	—
Segment income (loss)	(46.0)	1.5	(44.5)	(1.6)	0.4	1.4	(44.3)
Net realized and unrealized investment gains					14.7	—	14.7
Net realized and unrealized investment gains from related party investment funds					186.6	—	186.6
Other net investment income					3.5	—	3.5
Net corporate and other expenses					(11.6)	—	(11.6)
Interest expense					(2.1)	—	(2.1)
Foreign exchange losses					(8.3)	—	(8.3)
Income (loss) before income tax expense	$(46.0)	$1.5	(44.5)	(1.6)	183.2	1.4	138.5
Income tax expense			—	—	(3.7)	—	(3.7)
Net income (loss)			(44.5)	(1.6)	179.5	1.4	134.8
Net income attributable to noncontrolling interests			—	—	—	(0.4)	(0.4)
Net income (loss) available to SiriusPoint			$(44.5)	$(1.6)	$179.5	$1.0	$134.4

Underwriting Ratios: (1)
Loss ratio	101.5%	29.6%	100.3%				97.8%
Acquisition cost ratio	23.5%	22.2%	23.5%				21.6%
Other underwriting expenses ratio	4.4%	3.7%	4.4%				4.9%
Combined ratio	129.4%	55.5%	128.2%				124.3%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	For the year ended December 31, 2021
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$1,350.4	$897.9	$2,248.3	$—	$(11.8)	$—	$2,236.5
Net premiums written	1,124.9	652.8	1,777.7	—	(43.5)	—	1,734.2
Net premiums earned	1,210.9	522.8	1,733.7	—	(16.7)	—	1,717.0
Loss and loss adjustment expenses incurred, net	999.6	320.6	1,320.2	(2.6)	8.9	—	1,326.5
Acquisition costs, net	302.7	149.7	452.4	(67.6)	3.0	—	387.8
Other underwriting expenses	105.5	29.2	134.7	—	24.1	—	158.8
Underwriting income (loss)	(196.9)	23.3	(173.6)	70.2	(52.7)	—	(156.1)
Services revenue	—	133.7	133.7	(82.6)	—	(51.1)	—
Services expenses	—	120.5	120.5	—	—	(120.5)	—
Net services fee income	—	13.2	13.2	(82.6)	—	69.4	—
Services noncontrolling loss	—	2.3	2.3	—	—	(2.3)	—
Net investment gains (losses) from strategic investments at fair value	0.3	(4.8)	(4.5)	—	—	4.5	—
Net services income	0.3	10.7	11.0	(82.6)	—	71.6	—
Segment income (loss)	(196.6)	34.0	(162.6)	(12.4)	(52.7)	71.6	(156.1)
Net realized and unrealized investment losses					(12.4)	(4.5)	(16.9)
Net realized and unrealized investment gains from related party investment funds					304.0	—	304.0
Other net investment income					25.4	—	25.4
Other revenues					100.1	51.1	151.2
Net corporate and other expenses					(146.1)	(120.5)	(266.6)
Intangible asset amortization					(5.9)	—	(5.9)
Interest expense					(34.0)	—	(34.0)
Foreign exchange gains					44.0	—	44.0
Income (loss) before income tax benefit	$(196.6)	$34.0	(162.6)	(12.4)	222.4	(2.3)	45.1
Income tax benefit			—	—	10.7	—	10.7
Net income (loss)			(162.6)	(12.4)	233.1	(2.3)	55.8
Net loss attributable to noncontrolling interests			—	—	—	2.3	2.3
Net income (loss) available to SiriusPoint			$(162.6)	$(12.4)	$233.1	$—	$58.1

Underwriting Ratios: (1)
Loss ratio	82.6%	61.3%	76.1%				77.3%
Acquisition cost ratio	25.0%	28.6%	26.1%				22.6%
Other underwriting expenses ratio	8.7%	5.6%	7.8%				9.2%
Combined ratio	116.3%	95.5%	110.0%				109.1%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	For the year ended December 31, 2020
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$534.1	$25.5	$559.6	$—	$28.9	$—	$588.5
Net premiums written	497.3	16.0	513.3	—	28.9	—	542.2
Net premiums earned	575.6	7.1	582.7	—	28.1	—	610.8
Loss and loss adjustment expenses incurred, net	459.5	5.9	465.4	—	(0.1)	—	465.3
Acquisition costs, net	160.4	1.4	161.8	(0.1)	25.4	—	187.1
Other underwriting expenses	24.0	0.2	24.2	—	5.9	—	30.1
Underwriting loss	(68.3)	(0.4)	(68.7)	0.1	(3.1)	—	(71.7)
Services revenue	—	1.7	1.7	(1.7)	—	—	—
Services expenses	—	1.0	1.0	—	—	(1.0)	—
Net services fee income	—	0.7	0.7	(1.7)	—	1.0	—
Services noncontrolling income	—	(0.3)	(0.3)	—	—	0.3	—
Net services income	—	0.4	0.4	(1.7)	—	1.3	—
Segment loss	(68.3)	—	(68.3)	(1.6)	(3.1)	1.3	(71.7)
Net realized and unrealized investment gains					69.2	—	69.2
Net realized and unrealized investment gains from related party investment funds					195.0	—	195.0
Other net investment income					14.7	—	14.7
Net corporate and other expenses					(40.9)	(1.0)	(41.9)
Interest expense					(8.2)	—	(8.2)
Foreign exchange losses					(5.2)	—	(5.2)
Income (loss) before income tax expense	$(68.3)	$—	(68.3)	(1.6)	221.5	0.3	151.9
Income tax expense			—	—	(8.1)	—	(8.1)
Net income (loss)			(68.3)	(1.6)	213.4	0.3	143.8
Net income attributable to noncontrolling interests			—	—	—	(0.3)	(0.3)
Net income (loss) available to SiriusPoint			$(68.3)	$(1.6)	$213.4	$—	$143.5

Underwriting Ratios: (1)
Loss ratio	79.8%	83.1%	79.9%				76.2%
Acquisition cost ratio	27.9%	19.7%	27.8%				30.6%
Other underwriting expenses ratio	4.2%	2.8%	4.2%				4.9%
Combined ratio	111.9%	105.6%	111.9%				111.7%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

SIRIUSPOINT LTD.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS & OTHER FINANCIAL MEASURES
Non-GAAP Financial Measures
Core Results
Collectively, the sum of the Company's two segments, Reinsurance and Insurance & Services, constitute "Core" results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. We believe it is important to review Core results as it better reflects how management views the business and reflects our decision to exit the runoff business. The sum of Core results and Corporate results are equal to the consolidated results of operations.
Core underwriting income - calculated by subtracting loss and loss adjustment expenses incurred, net, acquisition costs, net, and other underwriting expenses from net premiums earned.
Core net services income - consists of services revenues which include commissions, brokerage and fee income related to consolidated MGAs, and other revenues, services expenses which include direct expenses related to consolidated MGAs, services non-controlling income which represent minority ownership interests in consolidated MGAs, and net investment gains from Strategic Investments at fair value which are net investment gains/losses from investment in our strategic partners. Net services income is a key indicator of the profitability of the Company's services provided, including investment returns on non-consolidated investment positions held.
Core income - consists of two components, core underwriting income and core net services income. Core income is a key measure of our segment performance.
Core combined ratio - calculated by dividing the sum of Core loss and loss adjustment expenses incurred, net, acquisition costs, net and other underwriting expenses by Core net premiums earned. This ratio is a key indicator of our underwriting profitability.
Basic Book Value Per Share, Tangible Basic Book Value Per Share, Diluted Book Value Per Share, Tangible Diluted Book Value Per Share
Basic book value per share, as presented, is a non-GAAP financial measure and is calculated by dividing common shareholders’ equity attributable to SiriusPoint common shareholders by the number of common shares outstanding, excluding the total number of issued unvested restricted shares, at period end. While restricted shares are outstanding, they are excluded from Basic book value per share because they are unvested.
Tangible basic book value per share, as presented, is a non-GAAP financial measure and is calculated by dividing tangible common shareholders’ equity attributable to SiriusPoint common shareholders by the number of common shares outstanding, excluding the total number of unvested restricted shares, at period end. Management believes that effects of intangible assets are not indicative of underlying underwriting results or trends and make book value comparisons to less acquisitive peer companies less meaningful. The Company's management believes tangible book value per share is useful to investors because it provides a more accurate measure of the realizable value of shareholder returns, excluding the impact of intangible assets.
Diluted book value per share and tangible diluted book value per share, as presented, are non-GAAP financial measures and are calculated similar to the treasury stock method. Under the treasury stock method, we assume that proceeds received from in-the-money options and/or warrants exercised are used to repurchase common shares in the market. The dilutive effect of restricted shares, restricted share units and options are calculated in a manner consistent with how dilution is calculated using the treasury stock method for earnings per share. We have also followed a similar approach for calculating dilution for warrants, Series A preference shares, Upside Rights and other potentially dilutive securities issued as part of our acquisition of Sirius Group. Management believes these measures are useful to investors because they measure the realizable value of shareholder returns in a manner consistent with how dilution is calculated using the treasury stock method for earnings per share. Management believes that effects of intangible assets are not indicative of underlying underwriting results or trends and make book value comparisons to less acquisitive peer companies less meaningful. Also, the tangible diluted book value per share is useful because it provides a more accurate measure of the realizable value of shareholder returns, excluding intangible assets.

The following table sets forth the of basic book value per share, tangible basic book value per share, diluted book value per share and tangible diluted book value per share as of December 31, 2021 and December 31, 2020:

	December 31, 2021	December 31, 2020
Basic and diluted book value per share numerator:	($ in millions, except share and per share amounts)
Shareholders' equity attributable to SiriusPoint shareholders	$2,503.7	$1,563.9
Less: Series B preference shares	(200.0)	—
Common shareholders’ equity attributable to SiriusPoint common shareholders - basic	2,303.7	1,563.9
Plus: carrying value of Series A preference shares issued in merger	20.4	—
Common shareholders’ equity attributable to SiriusPoint common shareholders - diluted	2,324.1	1,563.9
Less: intangible assets	(171.9)	—
Tangible common shareholders' equity attributable to SiriusPoint common shareholders - basic	2,131.8	1,563.9
Tangible common shareholders' equity attributable to SiriusPoint common shareholders - diluted	$2,152.2	$1,563.9
Basic and diluted book value per share denominator:
Common shares outstanding	161,929,777	95,582,733
Unvested restricted shares	(2,590,194)	(2,933,993)
Basic book value per share denominator	159,339,583	92,648,740
Effect of dilutive Series A preference shares issued in merger(1)	—	—
Effect of dilutive warrants(2)	—	—
Effect of dilutive stock options, restricted shares and restricted share units issued to directors and employees	2,898,237	969,386
Diluted book value per share denominator	162,237,820	93,618,126

Basic book value per share	$14.46	$16.88
Tangible basic book value per share	$13.38	$16.88
Diluted book value per share	$14.33	$16.71
Tangible diluted book value per share	$13.27	$16.71
(1)As of December 31, 2021 there was no dilution as the conversion would result in the forfeiture of all of the Series A preference shares.
(2)As of December 31, 2021 and 2020, there was no dilution as a result of the Company’s share price being under the lowest exercise price for warrants.
Other Financial Measures
Annualized Return on Average Common Shareholders’ Equity Attributable to SiriusPoint Common Shareholders
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders is calculated by dividing annualized net income (loss) available to SiriusPoint common shareholders for the period by the average common shareholders’ equity determined using the common shareholders' equity balances at the beginning and end of the period.
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders for the three and twelve months ended December 31, 2021 and 2020 was calculated as follows:

	Three months ended		Twelve months ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	($ in millions)
Net income (loss) available to SiriusPoint common shareholders	$(140.3)	$134.4	$44.6	$143.5
Common shareholders’ equity attributable to SiriusPoint common shareholders - beginning of period	$2,438.0	$1,427.6	$1,563.9	$1,414.1
Common shareholders’ equity attributable to SiriusPoint common shareholders - end of period	2,303.7	1,563.9	2,303.7	1,563.9
Average common shareholders’ equity attributable to SiriusPoint common shareholders	$2,370.9	$1,495.7	$1,933.8	$1,489.0
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	(23.7)%	35.9%	2.3%	9.6%